EXHIBIT 10.5


                                 URS CORPORATION

                    Non-Executive Directors Stock Grant Plan

                            Adopted December 17, 1996

               Approved By Stockholders ____________________, 1997




1.       PURPOSES.

         The purpose of the Plan is to compensate Non-Executive Directors in the form of grants of Common Stock.

2.       DEFINITIONS.

         (a) "Annual Meeting" means the annual meeting of the Company's stockholders.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Company" means URS Corporation, a Delaware corporation.

         (d) "Common Stock" means the common stock of the Company.

         (e) "Employee" means any person, including any officer or director, who is a common law employee of the Company, but shall not mean a person who performs services for the Company as a consultant.

         (f) "Non-Executive Director" means a member of the Board who is not an Employee.

         (g) "Plan" means this URS Corporation Non-Executive Directors Stock Grant Plan.

         (h) "Stock Grant" means any grant of Common Stock under the Plan.

3.       ADMINISTRATION.

         The Plan shall be administered by the Board.



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4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 6 below relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Stock Grants shall not exceed in the aggregate Fifty-Five Thousand (55,000) shares of Common Stock.

         (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       STOCK GRANTS.

         (a) After each Annual Meeting, each Non-Executive Director who continues to serve as a Director effective upon and following such Annual Meeting shall receive a Stock Grant equal to that number of shares of Common Stock determined by dividing Fifteen Thousand Dollars and No Cents ($15,000.00) by the closing price of the Common Stock on the date of such Annual Meeting, rounded down to the nearest whole share.

         (b) Common Stock awarded under any Stock Grant shall be fully vested as of the date of such Stock Grant. The Company shall direct its transfer agent to deliver a certificate representing such Common Stock (or electronically transfer such Common Stock) to each NonExecutive Director promptly following such Annual Meeting.

6.       ADJUSTMENTS UPON CHANGES IN STOCK.

         If any change is made in the Common Stock subject to the Plan without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted as to the number of shares subject to the Plan and the number of shares subject to each Stock Grant. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

7.       AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 6 above relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1933, as amended, or any securities exchange listing requirements.



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         (b) The Board may, in its sole  discretion,  submit any other amendment to the Plan for stockholder approval.

8.       TERMINATION OR SUSPENSION OF THE PLAN.

         The Board may suspend or terminate the Plan at any time.

9.       EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on the date the Plan is adopted by the Board and approved by the stockholders of the Company.


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